UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 28, 2005
Date of Report (date of earliest event reported)

INFORMATICA CORPORATION

(Exact name of Registrant as specified in its charter)

State of Delaware	0-25871	77-0333710
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Cardinal Way
Redwood City, California 94063
(Address of principal executive offices)

(650) 385-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

     On January 25, 2005, Informatica Corporation issued a press release, which was also furnished on a Form 8-K, reporting its unaudited operating results for the quarter and year ended December 31, 2004 (“January 2005 Press Release”). Included in these results were restructuring charges related to (1) the Company’s restructuring plan announced in October 2004 (the “2004 Restructuring Plan”), whereby the Company relocated its corporate headquarters within Redwood City by entering into a lease agreement for its current headquarters located at 100 and 200 Cardinal Way, Redwood City, California, and vacating its previous headquarters located at 2100 and 2000 Seaport Boulevard (“Pacific Shores Center”), Redwood City, California and (2) an adjustment to the Company’s 2001 restructuring charge (the “2001 Restructuring Adjustment”) relating to the Company’s restructuring plan announced in September 2001 whereby it consolidated its excess leased facilities in the San Francisco Bay Area and Texas (the “2001 Restructuring”). The 2001 Restructuring Adjustment charge of $9.7 million was recorded in the third quarter of 2004 since the 2004 Restructuring Plan impacted the original sublease assumptions of the 2001 Restructuring Plan. As disclosed in the January 2005 Press Release, the 2004 Restructuring charge of $110.0 million was recorded in the fourth quarter of 2004 when the Company vacated its previous headquarters at Pacific Shores Center. As disclosed in the January 2005 Press Release, the total restructuring charge for 2004 was estimated to be $119.7 million.

     On February 28, 2005, the Company entered into an agreement to sublease approximately 187,000 square feet in its vacated, previous headquarters located at Pacific Shores Center. As a result, the Company updated its sublease assumptions related to the 2004 Restructuring Plan. Accordingly, the Company has decreased its restructuring charges for fiscal 2004 by $7.1 million from $119.7 million, as disclosed in the January 2005 Press Release, to $112.6 million. The decrease in restructuring charges was due to a $7.2 million increase in sublease income estimates offset by an increase in asset write-offs of $0.1 million. As a result, the Company is reporting total net loss for the year ended December 31, 2004 of $104.4 million, or $1.22 per diluted share, compared to a net loss of $111.5 million, or $1.30 per diluted share, previously disclosed in the January 2005 Press Release. Net loss for the fourth quarter of 2004 is $98.7 million, or $1.14 per diluted share, compared to a net loss of $105.8 million, or $1.22 per diluted share, previously disclosed in the January 2005 Press Release.

     Attached as Exhibit 99.1 are tables which reconcile the financial statements for the quarter and year ended December 31, 2004 that were reported in the January 2005 Press Release with the corresponding actual amounts for such periods:

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit
No.	Description
99.1	Financial results for the quarter and year ended December 31, 2004 (unaudited).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 4, 2005	INFORMATICA CORPORATION
	By:	/s/ Earl E. Fry
Earl E. Fry
Chief Financial Officer, Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Financial results for the quarter and year ended December 31, 2004 (unaudited).